As filed with the Securities and Exchange Commission on October 6, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	58-2342021
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

420 Lexington Avenue, Suite 1718
New York, New York 10170
(212) 201-2400
(Address of principal executive offices)

2009 Stock Option Plan
2016 Equity Incentive Plan
(Full Title of the Plans)

James P. Prenetta, Jr.
Executive Vice President and General Counsel
Fusion Telecommunications International, Inc.
420 Lexington Avenue, Suite 1718
New York, New York 10170
Telephone: (212) 201-2400
(Name and address of agent for service)

Copies to:

Jack J. Miles, Esq.
Kelley Drye & Warren LLP
101 Park Avenue
New York, New York 10178
Tel: (212) 808-7800
Fax: (212) 808-7897

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of the Securities Act. ☐
_______________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value $0.01 per share	1,260,000(3)	$2.57	$3,238,200	$403.16
Common stock, par value $0.01 per share	2,250,536(4)	$2.57	$5,783,878	$720.09
Total	3,510,536		$9,022,078	$1,123.25

(1)
In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of common stock, par value $0.01 per share, of the Registrant (the “Common Stock”) which may be issued pursuant to the Plans to prevent dilution from stock splits, stock dividends or similar transactions.

(2)
Estimated, in accordance with Rule 457(h) and Rule 457(h)(1) under the Securities Act, solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on October 2, 2017, which is within five (5) business days prior to the date of this Registration Statement.

(3)
Represents shares of Common Stock issuable upon the exercise of stock options awards under the Registrant’s 2009 Stock Option Plan (the “2009 Plan”) as of date of this Registration Statement. No further grants will be made under the 2009 Plan. To the extent that options granted under the 2009 Plan terminate, expire, or lapse without being exercised, the number of shares underlying such awards will be available for future grant under the Registrant’s 2016 Equity Incentive Plan, as amended (the “2016 Plan”). See footnote 4 below.

(4)
Represents shares of Common Stock reserved for and available for grant under the 2016 Plan as of the date of this Registration Statement. The 2016 Plan provides that the aggregate number of shares of Common Stock reserved and available for grant thereunder is equal to (i) ten percent (10%) of the shares of Common Stock outstanding from time-to-time on a fully-diluted basis, plus (ii) 101,749 shares of Common Stock not granted under the 2009 Plan. In addition to the shares registered under the 2016 Plan, to the extent that awards outstanding under the 2009 Plan as of the date of this Registration Statement terminate, expire, or lapse without being exercised, the number of shares underlying such awards will be available for future grant under the 2016 Plan, pursuant to the terms thereunder.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified by Part I of this Registration Statement on Form S-8 (this “Registration Statement”), filed by Fusion Telecommunications International, Inc., a Delaware corporation (the “Company”), will be sent or given to participants in the Company’s 2009 Stock Option Plan and 2016 Equity Incentive Plan (each as amended through the date hereof), by the Company as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Such document(s) are not being filed with the SEC but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are hereby incorporated by reference in this Registration Statement:

●	its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 21, 2017, and as amended on April 11, 2017 and April 28, 2017;
●	its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, filed with the SEC on May 12, 2017;
●	its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, filed with the SEC on August 14, 2017;
●	its Current Report on Form 8-K/A filed with the SEC on April 17, 2017;
●	its Current Report on Form 8-K filed with the SEC on August 30, 2017; and
●
The description of its Common Stock set forth in the Registration Statement on Form 8-A filed with the SEC on June 3, 2014 (the “Form 8-A”), as well as the description of its Common Stock set forth under the caption “Description of Securities” in our Registration Statement on Form S-1, as amended (Registration No. 333-195659), which was originally filed with the SEC on May 2, 2014 (which description is incorporated by reference into the description of the Common Stock set forth in the Form 8-A), and any other amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Company under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of Delaware allows a corporation to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding. This applies whether the matter is civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because he or she is or was a director, officer, employee or agent of the corporation.

A corporation may indemnify against expenses, including attorney’s fees, and against judgments, fines and amounts paid in settlement as part of the suit or proceeding. This applies only if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation and with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

In the case of an action by or in the name of the corporation, no indemnification of expenses may be made for any claim, issue or matter as to which the person has been found to be liable to the corporation. The exception is if the court in which this action was brought determines that the person is reasonably entitled to indemnity for expenses which the court deems proper.

Section 145 of the General Corporation Law of Delaware further provides that if a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in the defense of any action, suit, claim or proceeding described above, he or she will be indemnified for expenses, including attorney’s fees, actually and reasonably incurred by him or her.

The certificate of incorporation, as amended, and bylaws of the Company contain certain provisions permitted under Delaware law relating to liability of directors. The provisions eliminate director’s liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as a breach of a director’s duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. These provisions may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

The Company may maintain insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such. The Company has obtained director and officer liability insurance to cover liabilities directors and officers may incur in connection with their services to the Company.

The foregoing is only a general summary of certain aspects of Delaware law and our certificate of incorporation, as amended, and bylaws dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those sections of the General Corporation Law of Delaware referenced above and to our certificate of incorporation, as amended, and bylaws.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Certificate of Incorporation (1)
4.1.1	Certificate of Amendment to Certificate of Incorporation (2)
4.2	Bylaws (1)
4.3	2009 Stock Option Plan (3)
4.4	2016 Equity Incentive Plan (2)
4.5*	Amendment No. 1 to 2016 Equity Incentive Plan
5.1*	Opinion of Kelley Drye & Warren LLP
23.1*	Consent of Kelley Drye & Warren LLP (included as part of Exhibit 5.1)
23.2*	Consent of EisnerAmper LLP
24.1	Power of Attorney (included as part of the signature pages to this Registration Statement)
_________________
* Filed herewith.

(1)	Filed with the Company’s Registration Statement on Form S-1 (File No. 333-120412) filed with the SEC on November 12, 2004.
(2)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2016.
(3)	Filed as an Exhibit to the Company’s Definitive Proxy Statement on Form DEF 14A filed with the SEC on November 19, 2009.

Item 9. Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that (A) paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 6th day of October, 2017.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

/s/ Matthew D. Rosen
Matthew D. Rosen
Chief Executive Officer (Principal Executive Officer)

/s/ Michael R. Bauer
Michael R. Bauer
Chief Financial Officer (Principal Financial Officer)
/s/ Lisa Taranto
Lisa Taranto
Vice President, Finance and Accounting and Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James P. Prenetta, Jr. and Philip D. Turits, each acting singly, as the person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for the person and in the person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Marvin S. Rosen	Chairman of the Board of Directors	October 6, 2017
Marvin S. Rosen

/s/ Matthew S. Rosen	Chief Executive Officer and Director (Principal Executive Officer)	October 6, 2017
Matthew D. Rosen

/s/ Philip D. Turits	Director	October 6, 2017
Philip D. Turits

Director
Jack Rosen

/s/ Paul C. O’Brien	Director	October 6, 2017
Paul C. O’Brien

/s/ Michael J. Del Giudice	Director	October 6, 2017
Michael J. Del Giudice

Director
Larry Blum

/s/ William Rubin	Director	October 6, 2017
William Rubin

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Incorporation (1)
4.1.1	Certificate of Amendment to Certificate of Incorporation (2)
4.2	Bylaws (1)
4.3	2009 Stock Option Plan (3)
4.4	2016 Equity Incentive Plan (2)
4.5*	Amendment No. 1 to 2016 Equity Incentive Plan
5.1*	Opinion of Kelley Drye & Warren LLP
23.1*	Consent of Kelley Drye & Warren LLP (included as part of Exhibit 5.1)
23.2*	Consent of EisnerAmper LLP
24.1	Power of Attorney (included as part of the signature pages to this Registration Statement)
_________________
* Filed herewith.

(1)	Filed with the Company’s Registration Statement on Form S-1 (File No. 333-120412) filed with the SEC on November 12, 2004.
(2)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2016.
(3)	Filed as an Exhibit to the Company’s Definitive Proxy Statement on Form DEF 14A filed with the SEC on November 19, 2009.